EXHIBIT 16(b)

                                POWER OF ATTORNEY


The undersigned hereby constitute and appoint Marie E. Connolly, Douglas C. Conroy, Richard W. Ingram, Christopher Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, and Elba Vasquez and each of them, with full power to act without the other, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ Benaree Pratt Wiley                                     5/28/98
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Benaree Pratt Wiley                                         Date



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                                  ATTACHMENT A



THE DREYFUS/LAUREL  FUNDS, INC.:
Dreyfus  International  Equity Allocation Fund
Dreyfus  Bond  Market  Index Fund
Dreyfus  Premier  Midcap  Stock Fund
Dreyfus Disciplined  Intermediate  Bond Fund
Dreyfus  Disciplined  Stock  Fund
Dreyfus Institutional  Government  Money Market Fund
Dreyfus  Institutional  Prime Money Market Fund
Dreyfus  Institutional U.S. Treasury Money Market Fund
Dreyfus Money Market Reserves  Dreyfus  Municipal  Reserves
Dreyfus BASIC S&P 500 Stock Index Fund
Dreyfus U.S.  Treasury  Reserves
Dreyfus  Premier  Balanced  Fund
Dreyfus Premier  Limited  Term Income Fund
Dreyfus  Premier  Small  Company  Stock Fund
Dreyfus Premier Tax Managed Growth Fund
Dreyfus Premier Large Company Stock Fund
Dreyfus Premier Small Cap Value Fund

THE DREYFUS/LAUREL FUNDS TRUST:
Dreyfus Premier Core Value Fund
Dreyfus Premier Managed Income Fund
Dreyfus Premier Limited Term High Income Fund

THE DREYFUS/LAUREL  TAX-FREE MUNICIPAL FUNDS:
Dreyfus BASIC California Municipal Money Market Fund
Dreyfus BASIC Massachusetts Municipal Money Market Fund
Dreyfus BASIC New York Municipal  Money Market Fund
Dreyfus Premier Limited Term California Municipal Fund
Dreyfus Premier Limited Term Massachusetts Municipal Fund
Dreyfus Premier Limited Term Municipal Fund
Dreyfus Premier Limited Term New York Municipal Fund

DREYFUS HIGH YIELD STRATEGIES FUND